* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY THE BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.94

                                 DESCRIPTION OF

                               AMENDMENT NO. 1 TO

                    AMENDED AND RESTATED PROMOTION AGREEMENT

        The following is a description of Amendment No. 1 to the Amended and Restated Promotion Agreement, dated as of December 16, 2001, by and among Wyeth, a Delaware corporation (formerly American Home Products Corporation, "Wyeth"), Amgen Inc., a Delaware corporation ("Amgen"), and Immunex Corporation, a Washington corporation and wholly-owned subsidiary of Amgen ("Immunex") (the "Promotion Agreement"). For purposes of the Amendment, all capitalized terms used but not otherwise defined in the Amendment shall have the meanings assigned to them in the Promotion Agreement. The Amendment is effective as of July 8, 2003. The Amendment is limited and does not constitute a modification, acceptance or waiver of any other provision of the Promotion Agreement.

Wyeth, Amgen, and Immunex amended the Promotion Agreement by inserting the following provision as a new Section 6.1(e):

"6.1(e) Additional Spending. Notwithstanding anything to the contrary in this Agreement, the Parties approve $[*] (U.S. Dollars) in spending in 2003 for promotion, sales and marketing activities and for the medical affairs studies specified in Section 3.06A of the TNFR Agreement, which spending shall be in addition to any expenses for promotion, marketing, selling and/or medical affairs studies already agreed to by the Parties for 2003 prior to July 8, 2003. The EMC shall be responsible for determining the activities to be funded with the additional $[*], subject to Section 3.06A of the TNFR Agreement which earmarks a portion of the additional $[*] for certain [*]. If the [*] of Released Drug Product (as defined in the Collaboration and Global Supply Agreement effective as of November 6, 2001 between Immunex and Wyeth, as amended by Amendment No. 1 thereto dated July 8, 2003 (the "CGSA")) [*] to [*] in [*] pursuant to Sections 5.1B(a) and 5.1B(b) of the CGSA (including Product [*] the [*] (each as defined in the CGSA) [*] in [*] pursuant to Section 5.1B(a) and 5.1B(b) of the CGSA, as set forth in Section 5.1B(d) of the CGSA) does not equal or exceed [*] in the [*], all of the [*] for such additional [*] shall be borne by [*]. If the [*] of Released Drug Product [*] to [*] in [*] pursuant to
Section 5.1B(a) and 5.1B(b) of the CGSA (including Product [*] the [*] (each as defined in the CGSA) [*] in [*] pursuant to Sections 5.1B(a) and 5.1B(b) of the CGSA, as set forth in Section 5.1B(d) of the CGSA) equals or exceeds [*] in the [*], all of the [*] for such additional [*] shall be [*] between [*]."

The Amendment was executed by the following duly authorized parties.

WYETH

/s/ Robert Repella
-----------------------------------
By: Robert Repella
Title: VP, Global Business Manager


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* CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY THE
BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


IMMUNEX CORPORATION

/s/ Richard Nanula
-----------------------------------
By: Richard D. Nanula
Title: Chief Financial Officer

WYETH

/s/ Richard Nanula
-----------------------------------
By: Richard D. Nanula
Title: Executive Vice President, Finance,
       Strategy and Communications, and
       Chief Financial Officer